EXHIBIT 99.1

The Wendy’s Company Prices $850 Million Securitized Financing Facility

Dublin, Ohio (June 13, 2019) – The Wendy’s Company (Nasdaq: WEN) (the “Company”) today announced that it has entered into a purchase agreement (the “Purchase Agreement”) under which one of its indirect, special purpose subsidiaries (the “Master Issuer”) has agreed to issue and sell $400 million of its Series 2019-1 3.783% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”) and $450 million of its Series 2019-1 4.080% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes” and, together with the Class A-2-I Notes, the “2019 Notes”). Interest payments on the 2019 Notes are payable on a quarterly basis. The anticipated repayment dates of the Class A-2-I Notes and the Class A-2-II Notes will be September 2026 and September 2029, respectively, unless earlier prepaid to the extent permitted under the indenture that will govern the 2019 Notes. The 2019 Notes are expected to be issued by the Master Issuer in a privately placed securitization transaction.

The net proceeds from the expected sale of the 2019 Notes after deducting transaction costs, together with cash on the Company’s balance sheet, will be used to repay in full the Master Issuer’s outstanding Series 2015-1 Class A-2-II Notes (the “2015 Notes”).

The Master Issuer also intends to enter into a purchase agreement under which it will issue $150 million of its Series 2019-1 Variable Funding Senior Secured Notes, Class A-1 (the “Class A-1 Notes”), which will allow the Master Issuer to borrow amounts from time to time on a revolving basis. The Class A-1 Notes will replace the Company’s existing $150 million Series 2018-1 Variable Funding Senior Secured Notes, Class A-1.

The closing of the sale of the 2019 Notes is expected to occur by the end of the second quarter of 2019, subject to satisfaction of various closing conditions. There can be no assurance regarding the timing of the closing or that the sale of the 2019 Notes or repayment of the 2015 Notes will be completed.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2019 Notes or any other security. The 2019 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

This press release contains certain statements that are not historical facts, including statements regarding the expected use of proceeds from the sale of the 2019 Notes. Those statements, as well as statements preceded by, followed by, or that include the words “plan,” “will,” “intend” or “expected” constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. These factors include, but are not limited to, the impact of general market, industry, credit and economic conditions and the Company’s ability to complete the refinancing transaction on the terms described or at all, as well as other factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads with hand-chopped lettuce, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,700 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand.

* Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Director – Investor Relations

(614) 766-3977; greg.lemenchick@wendys.com